UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a 12

Business Development Corporation of America

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018 Annual Meeting June 22, 2018

Important proxy voting material is ready for your action.

This email represents the following share(s):
BUSINESS DEV CORP OF AMER	123,456,789,012.00000
BUSINESS DEV CORP OF AMER	123,456,789,012.00000
BUSINESS DEV CORP OF AMER	123,456,789,012.00000
BUSINESS DEV CORP OF AMER	123,456,789,012.00000
BUSINESS DEV CORP OF AMER	123,456,789,012.00000
BUSINESS DEV CORP OF AMER	123,456,789,012.00000

Three Ways to Vote
Now via ProxyVote	Vote By June 21, 2018 11:59 P.M. ET
At the Meeting
By Phone 1.800.690.6903	Control Number: 0123456789012345

Dear BDCA Shareholder,

Business Development Corporation of America’s Annual Meeting of Stockholders has been adjourned to be reconvened on June 22, 2018, at 10:00 am. Eastern Standard Time. Our records indicate that we have not yet received your vote in connection with this year’s annual meeting and ask that you place your vote today.

We think this is an attractive way to maximize shareholder value over time, and would be helpful in positioning BDCA in anticipation of a possible listing on a public exchange. In order to do that, we would ask that you vote in favor of Proposal 2, which gives the company the ability to issue shares at a price below NAV. Your vote is missing and your participation is needed. Please join your fellow shareholders and vote today! The proxy campaign last year evidenced strong support for the board of directors’ recommendations in that over 72% of the shares were voted to approve this same proposal.

Last year you voted in favor of this proposal, but our records show that you haven’t voted yet this year. I ask that you cast your vote in favor of this proposal by following the instructions in this email or calling our Investor Relations department with any questions you might have about them (844-785-4393). A few points to consider:

WHAT DOES THE BOARD OF DIRECTORS RECOMMEND?

The Board of Directors recommends a vote “FOR” the proposal to authorize the Company, pursuant to approval of the Board of Directors of the Company, to sell or otherwise issue shares of its common stock during the next year at a price below the Company’s then current net asset value per share, subject to certain conditions as set forth in the proxy statement (including that the cumulative number of shares sold pursuant to such authority does not exceed 25% of its then outstanding common stock immediately prior to each such sale).

WHY IS VOTING FOR THIS PROPOSAL IMPORTANT?

We believe this proposal will provide flexibility to raise capital from institutional investors thus enhancing BDCA’s prospects for a future favorable liquidity event. The ultimate goal is to provide a successful liquidity event for our shareholders. Last year, the majority of shareholders, including you, voted FOR this proposal.

HOW CAN I VOTE FOR THIS PROPOSAL?

Vote FOR the Board recommended proposal by marking “FOR” on your proxy card, signing and dating the card, and mailing it in the return envelope that was provided. If it is more convenient, you may also vote online at www.proxyvote.com/bdca, or by calling Broadridge Investor Communication Solutions, Inc. (“Broadridge”) at (855) 486-7909. Voting takes only a few minutes.

WHERE CAN I FIND MORE INFORMATION?

If you have questions about the proposals or would like additional copies of the proxy statement, please contact Broadridge at (855) 486-7909. The full proxy statement is also available on www.bdcofamerica.com and www.sec.gov.

Sincerely,

Richard Byrne

Important

Materials

   Proxy Statement

   10-K Report

   Shareholder Letter

For holders as of April 2, 2018